CPI AEROSTRUCTURES, INC. 10-K

EXHIBIT 3.1.2

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

CONSORTIUM OF PRECISION INDUSTRIES, INC.

Under Section 805 of the Business Corporation Law

________________________________

It is hereby certified that:

FIRST: The name of the corporation is CONSORTIUM OF PRECISION INDUSTRIES, INC. (the “Corporation”). The name under which the corporation was formed is Composite Products International, Inc.

SECOND: The Certificate of Incorporation of the corporation was filed with the Department of State on January 11, 1980.

THIRD: The amendments of the certificate of incorporation of the Corporation effected by this certificate of amendment are as follows:

To change the name of the Corporation.

To change 100 authorized Common shares without par value of the Corporation, all of which are issued, into 1,300,000 issued Common shares of a par value of $.001 each, the terms of the change being at the rate of 13,000 issued Common shares of a par value of $.001 each for 1 issued Common share without par value, and to change 100 authorized Common shares without par value of the Corporation, none of which are issued, into 8,700,000 unissued Common shares of a par value of $.001 each, the terms of the change being at the rate of 87,000 unissued Common shares of a par value of $.001 each for 1 unissued Common share without par value.

To add provisions relating to indemnification of directors authorized by the Business Corporation Law.

To add provisions authorized by section 615 of the Business Corporation Law to allow shareholders to act by the written consent of less than the holders of all of the outstanding shares of the Corporation.

FOURTH: To accomplish the foregoing amendments, Articles 1 and 4 of the certificate of incorporation of the Corporation, relating to the name of the Corporation and the aggregate number of shares which the Corporation is authorized to issue and the par value thereof, respectively, are hereby amended to read as set forth below; and the following new Articles 6 and 7 relating to the indemnification of directors and the authority for shareholders to take action by the written consent of less than all of the outstanding shares of the Corporation, respectively, are added to the certificate of incorporation of the Corporation as follows:

“1. The name of the Corporation is CPI Aerostructures, Inc.”

“4. The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 10,000,000, all of which are Common Shares of a par value of $.001 each.”

“6. Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation’s Directors to the Corporation or its shareholders for damages for breach of duty as a Director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.”

“7. Pursuant to Section 615(a) of the Business Corporation Law of the State of New York, whenever the shareholders of the Corporation are required or permitted to take any action by vote, such action may be taken without a meeting by written consent, which written consent shall set forth the action to be taken, by the holders of the number of shares of the Corporation required by the Business Corporation Law of the State of New York required to approve the matter voted thereon.”

FIFTH: The foregoing amendments of the certificate of incorporation of the Corporation were authorized by the vote at a meeting of the Board of Directors of the Corporation, followed by the unanimous written consent of the holders of all the outstanding shares of the Corporation entitled to vote on the said amendments of the certificate of incorporation.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: June 30, 1992

/s/ Arthur August
Arthur August
President

/s/ Theodore J. Martines
Theodore J. Martines
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CONSORTIUM OF PRECISION INDUSTRIES, INC.

Under Section 805 of the Business Corporation Law

Snow Becker Krauss, P.C.

605 Third Avenue

New York, New York 10158